UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 2, 2010
ValueVision Media, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6740 Shady Oak Road, Eden Prairie,
Minnesota		55344-3433

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 952-943-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2010, we announced that we have appointed William McGrath to Senior Vice President and Chief Financial Officer effective immediately.
Mr. McGrath, age 52, has been our interim Chief Financial Officer since February 23, 2010 and prior to that served as our Vice President of Quality Assurance since January 7, 2010. Previously, he was Vice President of Finance and Global Sourcing of QVC, Inc. from May 2009 to November 2009. Prior to that time, he was Vice President Corporate Quality Assurance and Quality Control of QVC from December 1999 to May 2009. At QVC, Mr. McGrath also held the positions of Vice President Merchandise Operations and Inventory Control, Vice President Market Research and Sales Analysis, and Director Financial Planning and Analysis. Prior to QVC, Mr. McGrath served at Subaru of America as Assistant Corporate Controller and Arthur Andersen as Senior Auditor. He earned an MBA in Finance from Drexel University and a BS in Accounting from St. Joseph’s University.
In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. McGrath received an increase in his annualized base salary to $250,000, and a one-time salary adjustment payment reflecting his period of service as interim CFO. He received stock options to purchase 55,000 shares of common stock at an exercise price equal to the closing price for our common stock on the NASDAQ Global Market System on August 2, 2010, the date of grant. The options vest in equal installments over three years and are exercisable for a period of ten years from the date of grant, subject to certain limitations. He will have a target bonus opportunity equal to 40% of his base salary based on our management incentive plan. He is eligible to receive 12 months base salary pursuant to the terms set forth in Exhibit 10.1 (which is incorporated by reference into this Item 5.02) due to lay-off, job elimination, restructuring or other reasons other than for cause during the first 12 months after the effective date.
A copy of the press release announcing Mr. McGrath’s appointment is filed as Exhibit 99.1 and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
     Exhibit 10.1 William McGrath Severance Eligibility
     Exhibit 99.1 Press Release dated August 2, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.
August 4, 2010	By:	/s/ Nathan E. Fagre
Nathan E. Fagre
SVP and General Counsel

EXHIBIT INDEX

No.	Description	Manner of Filing
10.1	William McGrath Severance Eligibility	Filed Electronically

99.1	Press Release dated August 2, 2010	Filed Electronically